ANC Rental Corporation, et al	Case No. 01-11200 Jointly Administered

COMBINED SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS — SUBSTITUTE MOR-1

For the Period April 1, 2003 to April 30, 2003

		Current Period Activity		Activity - Filing Period to Date

		ACTUAL	PROJECTED	ACTUAL	PROJECTED

Cash — Beginning of Period		$78,807,056	$81,773,000	$101,226,814	$99,778,000
Receipts:
	Credit Card and Local Deposits	$156,310,422	$160,750,000	$2,936,095,656	$2,815,904,000
	Collections of Accounts Receivable	64,335,851	27,634,000	936,349,767	564,757,000
	Other Receipts	61,106,358	19,770,000	574,583,374	379,265,000

Total Receipts		$281,752,631	$208,154,000	$4,447,028,796	$3,759,926,000
Disbursements:
	US Trustee Fees Paid	$79,000	$—	$462,250	$—
4	Fleet Operating Expenses	14,728,876	11,598,000	248,719,844	256,849,000
5a	Personnel — Net Cash Payroll	17,398,112	16,119,082	372,974,276	340,994,259
5b	Personnel — Payroll Taxes Paid	8,647,919	8,012,163	142,408,575	127,130,474
5c	Personnel — Benefits Payments	5,773,087	5,348,676	108,684,325	97,396,802
5d	Personnel — Payments of Garnishments Withheld	206,241	191,079	3,153,945	2,891,711
6	Travel Expenses Paid	396,898	700,000	8,022,924	7,265,000
7	Fuel Payments For Rental Fleet	4,355,079	4,244,000	69,221,257	76,706,000
8	Airport — Agency — Concession Fees Paid	22,429,219	18,926,000	295,379,314	141,490,000
9	Insurance Payments All	10,390,078	8,103,000	167,687,963	188,850,000
11	Facility and Other Fixed Operating Expenses Paid	20,764,656	10,221,000	299,355,047	201,104,000
13	Travel Agency Tour Operator Commission Payments	6,486,624	7,231,000	123,807,148	130,819,000
14	Advertising Payments	3,797,246	6,810,000	88,507,281	114,066,000
15	IT Consulting Payments	4,764,898	7,405,000	83,718,644	71,308,000
16	IT Other Cash Payments	1,654,652	958,000	32,711,686	79,283,000
17	Sales Taxes and Other Taxes Paid	21,984,332	20,460,000	356,431,549	417,019,000
18	Professional Fees Paid — Ordinary Course	1,418,861	1,017,000	21,451,338	10,364,000
19	Professional Fees Paid — Bankruptcy Professionals	2,338,574	2,787,000	35,251,039	37,328,000
20	Other Miscellaneous Operating Expenses Paid	4,250,211	1,069,000	144,838,758	64,539,000
23	Capital Expenditures	2,006,242	2,882,000	23,143,169	88,021,000
24	Interest and Financing Fees Paid	6,889,589	2,649,000	38,614,445	23,889,000
25	Vehicle Holding Costs Paid	138,554,394	90,267,000	1,372,127,575	1,221,291,000
25.1	Fleet Purchase Payments and Financing Enhancements	7,709,009	9,207,000	454,047,367	313,166,000
26	Working Capital Fundings to Subsidiaries	—	—	4,000,000	6,000,000

Total Disbursements		$307,023,797	$236,205,000	$4,494,719,721	$4,017,770,245
Net Cash Flow		(25,271,166)	(28,051,000)	(47,690,924)	(257,844,245)

Cash at End of Period		$53,535,890	$53,722,000	$53,535,890	$(158,066,245)

Notes:	“Projected” amounts for the month of April posted from the 2003 Cash Collateral Budget.

Beginning Projected Balance for March adjusted to 2003 Cash Collateral Beginning Balance and carried forward to April.

Projected amounts for the Filing Period to Date reflect a combination of:

a.	original cash budget

b.	revised cash budget of February 15, 2002

c.	Cash Collateral Budget of 2003

Effective July 2002, category 12 “Other” has been combined with Category 20 “Other”

Effective August 2002, all Insurance payments combined in item 9 “Insurance All”

ANC Rental Corporation et al.,
Case No. 01-11200 Jointly Administered
Summary Combined Balance Sheet
April 30, 2003

Assets
Cash & Cash Equivalents	$52,938,692
Restricted Cash	597,198
Receivables, net	83,420,198
Prepaid Expenses	57,443,802
Revenue Earning Vehicles, net	(50,802,480)
Property Plant & Equip, net	209,449,461
Investment in Subsidiaries	3,813,325,965
Other Assets	60,646,079

Total Assets	$4,227,018,915

Liabilities & Shareholders’ Equity
Accounts Payable	$138,933,961
Accrued Liabilities	215,069,673
Insurance Reserves	266,559,099
Other Debt	365,021,043
Deferred Income Taxes	253,710,734
Interest Rate Hedges at Fair Value	82,260,000
Due to (from) Affiliates	(8,027,963)
Other Liabilities	87,572,003

Total Liabilities	1,401,098,550
Shareholders’ Equity	2,825,920,365

Total Liabilities & Shareholders’ Equity	$4,227,018,915

The Summary Combined Balance Sheet represents the combined balance sheets of the legal entity Debtors only and does not include either the elimination of inter-company transactions and investments as required under Generally Accepted Accounting Principles or the balance sheets of the Non-Debtors. Had inter-company transactions been eliminated and the balance sheets of the Non-Debtors, which are also wholly owned subsidiaries, been included and consolidated, Investments in Subsidiary would have been fully eliminated, Due to (from) Affiliates would have been fully eliminated and Shareholders’ Equity (Deficit) would have been ($381) million. A non-consolidated combining balance sheet has the effect of artificially inflating inter-company assets, inter-company liabilities and shareholders’ equity (deficit). Nevertheless such presentation is required by the Operating Guidelines and Reporting Requirements established by the Office of the United States Trustee.

ANC Rental Corporation, et al.,		For the Period
Case Number 01-11200 Jointly Administered	For the One	11/13/2001
Combined Statement of Operations	Month Ended	through
For the Periods as Indicated	April 30, 2003	04/30/2003

Total Revenue	156,516,501	2,938,636,760
Direct Operating Costs	73,857,797	1,452,022,331
Vehicle Depreciation, net	60,805,301	1,197,148,454
SGA	32,204,171	642,579,956
Amortization of Intangibles	—	305,027
Transition Cost (Benefit)	7,297,733	172,951,942
Interest Income	(125,369)	(3,864,827)
Interest Expense (Income)	1,917,449	82,907,067
FMV Stand Alone Caps	2,389,416	50,163,685
Other (Income) / expense net	(93,798)	120,717,785

Net Income	(21,736,199)	(776,294,660)

Note: Obligations incurred by ANC Management Services, Inc., Republic Guy Salmon, Inc., and certain other subsidiaries are settled by ANC Rental Corporation then charged to the respective subsidiary by way of an intercompany charge.